Exhibit (e)(1)(ii)

Schedule A

ALLIANZ FUNDS MULTI-STRATEGY TRUST

Revised as of June 13, 2018

Separate Investment Portfolios

Fund Name

AllianzGI BestStyles Emerging Markets Equity Fund

AllianzGI BestStyles Global Equity Fund

AllianzGI BestStyles International Equity Fund

AllianzGI BestStyles U.S. Equity Fund

AllianzGI Convertible Fund

AllianzGI Core Bond Fund

AllianzGI Core Plus Bond Fund

AllianzGI Emerging Markets Consumer Fund

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund

AllianzGI Europe Equity Dividend Fund

AllianzGI Global Allocation Fund

AllianzGI Global Dynamic Allocation Fund

AllianzGI Global High Yield Fund

AllianzGI Global Sustainability Fund

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Growth Fund

AllianzGI International Small-Cap Fund

AllianzGI Micro Cap Fund

AllianzGI Multi Asset Income Fund

AllianzGI NFJ Emerging Markets Value Fund

AllianzGI NFJ International Small-Cap Value Fund

AllianzGI PerformanceFee Managed Futures Strategy Fund

AllianzGI PerformanceFee Structured US Equity Fund

AllianzGI PerformanceFee Structured US Fixed Income Fund

AllianzGI Preferred Securities and Income Fund

AllianzGI Real Estate Debt Fund

AllianzGI Retirement 2020 Fund

AllianzGI Retirement 2025 Fund

AllianzGI Retirement 2030 Fund

AllianzGI Retirement 2035 Fund

AllianzGI Retirement 2040 Fund

AllianzGI Retirement 2045 Fund

AllianzGI Retirement 2050 Fund

AllianzGI Retirement 2055 Fund

AllianzGI Short Duration High Income Fund

AllianzGI Short Term Bond Fund

AllianzGI Structured Return Fund

AllianzGI Ultra Micro Cap Fund

AllianzGI U.S. Equity Hedged Fund

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Kathleen C. Thompson
Name:	Kathleen C. Thompson
Title:	Chief Executive Officer and Managing Director

Schedule A to Distribution Contract – Signature Page